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                          EXHIBIT 99.1

                                4

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                          ALTA GOLD CO.
                 TO REORGANIZE UNDER CHAPTER 11
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                      FOR IMMEDIATE RELEASE



CONTACT:  Margo Bergeson, DIRECTOR - INVESTOR RELATIONS (702) 433-8525



     (April 14, 1999) W Henderson, Nevada: Alta Gold Co. (Nasdaq National Market: ALTA) announced today that it filed voluntarily to reorganize under Chapter 11 of the Bankruptcy Code, in Reno, Nevada, to facilitate the reorganization of the Company's business and the restructuring of approximately $29 million of outstanding debt and $4 million in trade payables.

     "With gold prices at 19-year lows and our current level of gold production, the Company presently has insufficient cash flow to service its debt and to meet its other obligations. We are working to increase production and reduce costs, but we need additional time for gold production to increase and cash flow to improve. Based upon an in-depth analysis of our operations, we believe that a reorganization plan is collectively the best course of action for the Company and its stockholders, employees, vendors and other creditors," said Robert N. Pratt, President and Chief Executive Officer.

     Mr.  Pratt  emphasized,  "Daily  operations  will  continue, including the production of gold. I am convinced that the Company's foundation is strong, and with the successful completion of this reorganization, the Company can once again establish its position in the gold industry."

     THIS PRESS RELEASE CONTAINS STATEMENTS THAT MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SUCH AS MANAGEMENT'S EXPECTATIONS REGARDING FUTURE OPERATIONS, LIQUIDITY AND SOURCES OF FUNDS, SCHEDULED GOLD PRODUCTION FROM AND THE
OVERALL ECONOMICS OF ALTA GOLD'S MINING PROPERTIES AND THE ABILITY TO PREPARE AND OBTAIN APPROVAL FOR A PLAN OF REORGANIZATION FOR THE COMPANY. SUCH FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, AND THE ACTUAL RESULTS MAY DIFFER FROM MANAGEMENT'S EXPECTATIONS. FURTHER INFORMATION ON POTENTIAL FACTORS WHICH COULD AFFECT THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ALTA GOLD ARE INCLUDED IN THE FILINGS OF ALTA GOLD WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, BUT NOT LIMITED TO, ALTA GOLD'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR-END DECEMBER 31, 1998.